SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2013

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Election of Directors.

On January 3, 2013, the Board of Directors of priceline.com Incorporated, a Delaware corporation, named Timothy (Tim) Armstrong to the Board of Directors, effective immediately. Mr. Armstrong is the Chairman and Chief Executive Officer of AOL Inc.

Mr. Armstrong joined AOL in 2009 from Google, where he served as President of The Americas Operations, overseeing North American and Latin American advertising sales, marketing and operations teams. He also was a member of Google's Operating Committee, the company's executive team. Prior to joining Google, Mr. Armstrong was Vice President of Sales and Strategic Partnerships for Snowball.com. Before that, he was Director of Integrated Sales and Marketing for Starwave's and Disney's ABC/ESPN Internet Ventures.

In consideration of his services as a member of the Board of Directors, Mr. Armstrong will be eligible to participate in compensation arrangements available to other non-employee directors.

Attached as Exhibit 99.1 is a copy of the press release issued by priceline.com on January 7. 2013.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by priceline.com Incorporated on January 7. 2013.

The information in Exhibit 99.1 shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Date:  January 7, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by priceline.com Incorporated on January 7, 2013.